TRANSPONDER SERVICES AGREEMENT



         THIS SERVICES AGREEMENT (the "Agreement") is made and entered into this 7th day of February, 1997, by and between Spice Entertainment Companies, Inc., formerly known as Graff Pay-Per-View Inc., a Delaware corporation with offices at 536 Broadway, 7th Floor, New York, New York ("Spice"), and Spector Entertainment Group, Inc. a California corporation with offices at 6349 Palomar Oaks Court, Carlsbad, California ("SEG"), together herein referred to as the "Parties".

         WHEREAS, AT&T Corp. ("AT&T") currently operates a domestic satellite system in accordance with FCC Tariff Number 7 (the "Tariff") in geostationary orbit at 89 degrees west longitude and more commonly known as Telstar 402R ("Satellite") and which has a geographic footprint as set forth in the Tariff; and

         WHEREAS, AT&T currently provides transponder services on multiple transponders on the Satellite to Spice and Spice currently has the rights (subject to certain restrictions) for communication purposes for such transponder services to the extent and as provided under the Agreement between Spice and AT&T concerning Skynet Transponder Service dated February 7, 1995, as such agreement has been amended from time to time (the "Service Agreement"); and

         WHEREAS, under the Service Agreement, Spice has and wishes to make available to SEG, "Bronze" transponder service (as such term is defined in
Section 10.0 of the Service Agreement) on one 36 MHz 12 watt C-band non-protected pre-emptible transponder, which transponder is commonly known as Transponder Number 15 (the "Transponder"); and

         WHEREAS, SEG currently distributes via, satellite in an SCPC digitally compressed format and in other formats as SEG may, from time to time utilize, programming which currently consists of simulcasts of live pari-mutuel wagering events, educational programming for the distance learning industry and other special events (such programming and such other programming as SEG may, from time to time, distribute in a digitally compressed, analog or such other format as SEG may choose is collectively referred to herein as "SEG Programming"); and

         WHEREAS, certain of the SEG Programming is currently distributed via the Transponder; and

         WHEREAS, in order to induce the parties to enter into this Agreement and that certain Settlement Agreement dated as of January 29th, 1997 between Spice, SEG and certain other parties, and certain other agreements contemplated thereby, and to accept certain terms and conditions of such agreements, the parties have agreed to enter into this Agreement; and

         WHEREAS,   Spice,  desires  to  provide  transponder  services  on  the
Transponder to SEG, and SEG desires to acquire such services on the Transponder on the terms and conditions herein set forth.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

1.       Provision of Services and Operating Procedures.

         1.1 In accordance with the terms and conditions hereinafter set forth, the Spice hereby provides Bronze transponder service (which shall include the protection provided to SEG as set forth in Section 4.1.1 below) to SEG, on the Transponder from the hours of 11:00 A.M. to 3:00 A.M., Eastern Time, and grants SEG an additional thirty (30) minute window ("approx out"), regarding start and end broadcast times, seven (7) days per week (the "Assigned Transponder Time") (such services on the Transponder during the Assigned Transponder Time are referred to as the "Transponder Services"). Subject to all the terms and conditions of this Agreement, SEG shall have the all rights to use the Transponder Services during the Assigned Transponder Time as Spice has under the Service Agreement. SEG acknowledges and agrees that they will be bound by the Service Agreement which is attached hereto as Exhibit "C" with respect to the Transponder and incorporated herein by reference, which agreement shall in no way obligate SEG to pay service fees or any other amounts under the Service Agreement. The Parties have agree to utilize the Transponder according to specific operating procedures outlined in the Service Agreement.

         1.2      Quiet Enjoyment.

                  Spice acknowledges, covenants and agrees that SEG's use of the Transponder Services shall not be disturbed by Spice or any of its affiliates or customers and that Spice further covenants that SEG's unqualified right to use the Transponder Services and the Assigned Transponder Time shall be afforded without interference or disturbance by Spice, its affiliates or customers and that any breach of this covenant of quiet enjoyment shall constitute a default of this Agreement and afford SEG the option to terminate this Agreement and such other relief as is set forth in Section 18.4 herein.

2.       Term.

         This Agreement shall be effective as of January 1, 1997. Subject to termination hereunder or a termination of the Service Agreement, the Agreement term shall commence as of 12:01 A.M., U.S. Eastern Time, on January 1, 1997, and shall continue up to and including the hour of 12:00 A.M., Eastern Standard Time ("EST"), on December 31, 1998 (the "Term"), unless terminated earlier as provided herein.

3.       Service Fees, Payment Terms, Ancillary Costs.

         3.1 SEG shall pay service fees to Spice during the Term for the Transponder Services in the amount of Eighty Thousand Dollars ($80,000.00) per month (the "Service Fee") in funds remitted via the federal funds wire transfer system in accordance with the instructions for remittance attached as Exhibit A to this Agreement. During the Term, SEG shall pay the Service Fees for the Transponder Services monthly, in arrears within five (5) business days of the end of each month. If the final month of the Term is a partial month, the Service Fee for such month shall be prorated based on a thirty (30) day month

         3.2 Spice shall be responsible for any and all sales, use, personal property, or other similar taxes or impositions, fees, levies or expenses imposed by any governmental or other entity or authority imposed on or against the Service Fee or with respect to the use of the Transponder by Spice or arising out of or in connection with this Agreement.

         3.3 Spice shall also be responsible for any and all costs, fees, and/or expenses of operation of the Transponder imposed by AT&T for access control, telemetry, station keeping, or any other costs, fees, or expenses in addition to the service fee paid by Spice to AT&T under the Service Agreement.

         3.4 During the hours of 12:00 Midnight until 3:300 AM, EST (the "Shoulder Time"), if SEG is not using the Transponder Services for SEG Programming, SEG shall use its reasonable commercial efforts to sell the Shoulder Time on Spice's behalf to third parties at prevailing market rates. SEG shall sell the Shoulder Time as provided for in this Section 3.4 without any charge or reduction to Spice. In clarification of the foregoing, SEG shall have no liability for any nonpayment by any third party to whom SEG has sold Shoulder Time on Spice's behalf in accordance with this Section 3.4. Within 10 business days after each month in which SEG has sold Shoulder Time, SEG shall send Spice a report concerning sales of the Shoulder Time which report shall include the identity of the third party and the date, length of service and rate charged such third party together with payment therefor.

4.       Transponder Status.

         4.1 SEG acknowledges that the Transponder Services using the Transponder made available hereunder are for non-protected pre-emptible transponder services, commonly referred to as "Bronze" service, which service level is described in Sections 9.0 and 10.0 of the Service Agreement and in
Section 6.1.1.d. of the Tariff which are incorporated herein by this reference. As such, SEG acknowledges that the Transponder is not protected and Spice may be unable to provide the Transponder Services if the Transponder fails or is preempted by AT&T.

                  4.1.1 Notwithstanding the foregoing or any provision herein to the contrary, or any other agreement or contract to which Spice may be party, and in consideration for SEG to consummate the transaction, Spice agrees to provide to SEG "Priority Restoration Service" for the period from the date of the execution hereof and for 60 days thereafter (the "Priority Period") in the event the Transponder is pre-empted by AT&T under the terms and conditions of the Service Agreement, or fails. If SEG use the Priority Restoration Service during the Priority Period, the Service Fee shall be increased by $30,000 per month, such increase to be prorated on a daily basis for partial months of utilization of the Priority Restoration Service.

                  4.1.2 "Priority Restoration Service" shall be defined as a service granted by Spice that entitles SEG during the Priority Period, to immediate, priority restoration of the adversely affected service through the use of transponder services on one of Spice's Platinum service (as defined in Section 8.0 of the Service Agreement and in the Tariff) transponders as provide for under the Service Agreement. However, in all events, such replacement transponder shall meet the Performance Specifications.

                  4.1.3 If SEG uses the Priority Restoration Service, at the end of the Priority Period, the Transponder Services shall revert to Bronze transponder service as provided for in Section 1.1 and the Service Fee shall be readjusted to that provided for in Section 3.1.

         4.2 SEG acknowledges that it is currently using transponder services on the Transponder and such services currently meet its technical and/or operating specifications which require the ability to transmit the SEG Programming in an SCPC digitally compressed format at a 5 to 1 compression ratio so that clear, intelligible audio and video signal can be received by SEG downlink customers in the "SEG Service Area" for at least 99.5% of the Assigned Transponder Time, determined on a month by month basis (such specifications are referred to as the "Performance Specifications"). For purposes of this Agreement, the SEG Service Area is the Continental United States, Canada, all of the Caribbean south to Trinidad and Tobago and Mexico.

         4.3 The Service Fee for the Transponder will be prorated or abated (any such amount is referred to as a "Rebate") to the extent provided for under
Section 16.0 of the Service Agreement and the Tariff. To the extent Spice receives a Rebate with respect to service fees paid to AT&T for the Transponder by Spice, Spice shall pay to SEG an amount equal to the Rebate multiplied by a fraction with a numerator equal to $80,000, the monthly Service Fee and with a denominator equal to $115,000.

5.       Operation and Management of Telstar 402 and the Transponder.

         Pursuant to the existing Service Agreement and the Tariff, AT&T or their successors, is to operate and manage the Satellite until the retirement of the Satellite. Spice shall make available to SEG any and all services and resources from AT&T available to it under the Service Agreement and the Tariff with respect to the Transponder (collectively, the "Resources"). Spice shall, at any and all times use its best efforts to make available the Resources to SEG. Spice covenants and agrees that it will refrain from any and all activities which could adversely impact, diminish and/or extinguish SEG's access to and use of the Resources.

6.       Representations and Warranties.

         6.1      Corporate Action.

                  Spice and SEG each represents and warrants to the other it has taken all requisite corporate action, as appropriate, to approve the execution, delivery, and performance of this Agreement, and that this Agreement constitutes a legal, valid, and binding obligation of the Parties in accordance with its terms.

         6.2      SEG hereby represents and warrants that:

                  6.2.1 SEG is a corporation duly organized, validly existing and in good standing under the laws of the State of California, United States of America.

                  6.2.2 SEG has all necessary power and authority to enter into this Agreement.

                  6.2.3 The execution and performance of this Agreement by SEG does not violate any provision of its charter, By-laws, or any contract to which it is a party or by which it may be bound.

                  6.2.4 The SEG Programming (i) is and will be made available only to those persons and in those jurisdictions where the reception of the SEG Programming complies with all applicable Rules and Regulations (as defined in Section 16.1 ) and (ii) such programming will not violate any copyright, right of privacy or publicity or literary or dramatic writing of any person.

         6.3      Spice hereby represents and warrants that:

                  6.3.1 Spice is a corporation duly organized, validly existing and in good standing under laws of the State of Delaware, United States of America.

                  6.3.2 Spice has all necessary power and authority to enter into this Agreement including all applicable federal, state, or local approvals.

                  6.3.3 The execution and performance of this Agreement by Spice does not violate any provision of its charter, By-laws, or other agreement to which it is a party or by which it may be bound, including, without limitation, the Service Agreement.

                  6.3.4 The Service Agreement is in full force and effect and that Spice has not received any notices from any third party to the contrary.

                  6.3.5 Spice is in full compliance with any and all terms of the Service Agreement and that Spice has not received any notices from any third party to the contrary.

                  6.3.6 To the best of Spice's knowledge Spice has not been convicted or alleged to be involved in the criminal violation of, and has not been found or alleged by the FCC or other federal, state, or local governmental authority with appropriate jurisdiction (collectively, the "Governmental Authority") to have violated, any federal, state, or local law or provided, purveyed, alleged to be involved in by any Governmental Authority any obscene program material or transmission thereof and to the best of Spice's knowledge, Spice is not aware of any pending investigation (including, without limitation, a grand jury investigation) involving Spice's programming of any pending proceeding against Spice for the violation of any obscenity laws. Spice will immediately notify SEG as soon as it receives notification of, or becomes aware of, any pending investigation by any Governmental Authority, including the Federal Communications Commission ("FCC"), or any pending criminal proceeding against Spice.

                  6.3.7 The programming which Spice or any of its customers transmits via the Transponder (i) is and will be made available only to those persons and in those jurisdictions where the reception of such programming complies with all applicable Rules and Regulations (as defined in Section 15.1 ) and (ii) such programming will not violate any copyright, right of privacy or publicity or literary or dramatic writing of any person.

7.       Limitation of Liability.

         7.1 Neither Party to this Agreement shall be held liable or responsible for the degradation or failure or any Services or signals, contracts, obligations, or facilities if caused by an act of God, weather, fire, flood, epidemic, earthquake, casualty, lockout, boycott, strike or other labor dispute, riot, civil commotion, failure or technical difficulties, acts of public enemy, enactment, order, rule, or action of any international, federal, state or local government agency, or instrumentality, failure of electrical or telephone power transmission lines or facilities, or any other cause beyond the reasonable control of either Party. Upon the happening of any of the above-described events, the Parties shall promptly notify each other of said event and shall thereafter use their best efforts to perform their obligations pursuant to this Agreement.

         7.2 Except as otherwise provided for in 7.3, both Parties expressly acknowledges and agrees that in no event shall a Party be liable to any third party whatsoever in contract, tort, or any other theory at law, or in equity, for any damages of any nature arising out of any breach or alleged breach by such Party of its obligations under this Agreement, including but not limited to, the use by SEG of the Transponder Service, as provided herein.

         7.3 In connection with any interruption or other failure in the Transponder Services, SEG shall have no recourse or remedy against Spice except and to the extent provided for in Section 18. NEITHER PARTY SHALL, UNDER THE FOREGOING OR ANY OTHER CIRCUMSTANCES, BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR REVENUES, DAMAGE TO OR LOSS OF PERSONAL PROPERTY OR CLAIM OF THE OTHER PARTY.

8.       Indemnification.

         8.1 Neither Party shall utilize the Transponder for any unlawful purpose and shall indemnify and save the other party harmless from and against any and all losses, liabilities, damages, or expenses including reasonable attorney's fees resulting directly from the action of any governmental agency or department, or any common carrier predicated upon an allegation that the other Party's use thereof is, in whole or in part, for an unlawful purpose (whether or not such allegation is ultimately proven before a court of agency having jurisdiction over the issue).

         8.2 Each Party hereby indemnifies and saves harmless, the other Party, its parent corporation, subsidiaries, affiliated entities and their officers, directors, shareholders, and employees, from and against any and all claims, liabilities, losses, suits, damages, obligations, costs and/or expenses (including, without limitation, reasonable legal fees and expenses) arising out of, or in connection with, the undertakings or agreements provided herein, including, but not limited to, all claims for personal injury, licensing, royalties, and/or copyright infringement.

9.       Notices.

         9.1      General.

                  All notices and other communications, including payments hereunder, from either party to the other hereunder shall be made in writing and, shall be deemed received when first sent by certified mail or other secure courier service or if sent by facsimile when sent upon receipt by the sender of the "answerback" confirming the date and time of transmission to the receiving party. A copy of any notice sent by facsimile shall be sent via secure overnight air courier service.

         TO SPICE:

              If by mail:        Spice Entertainment Companies, Inc.
                                 536 Broadway, 7th Floor
                                 New York, New York  10012
                                 Attn:  J. Roger Faherty
                                        Chief Executive Officer

              If by facsimile:  Spice Entertainment Companies, Inc.
                                Attn:  J. Roger Faherty
                                Fax:  (212) 226-6354

         TO SEG:

              If by mail:       Spector Entertainment Group, Inc.
                                6349 Palomar Oaks Court
                                Carlsbad, California  92009
                                Attn:  Eric M. Spector
                                Executive Vice President

              If by facsimile:  Spector Entertainment Group, Inc.
                                Attn:  Eric M. Spector
                                Fax:  (619) 438-0968

         The parties hereto may change their addresses by giving notice thereof in conformity with this section.

         9.2      Transponder Failure.

                  Notwithstanding any other Section herein, Spice shall, for the purpose of receiving notices from SEG concerning failures of the Transponder to meet the Performance Specification, interference or any other event concerning SEG's use of the transponder, maintain telephone service at (800) GRAFF57 (outside California), which telephone numbers shall be continuously staffed by Spice or its agent so as to enable Spice to receive such notices twenty-four
(24) hours per day, seven (7) days per week, and SEG shall give any such notice to Spice by telephone at such telephone number promptly upon the occurrence of such failure or any other event. All such telephonic notices shall be confirmed in writing and delivered by SEG as per the Notice provisions herein. Spice shall promptly notify SEG of any changes in such telephone numbers.

10.      Assignment or Right to Use.

         SEG shall not have the right to assign this Agreement or permit the utilization of, a majority of the Transponder Services by an unaffiliated third party without Spice's prior written approval, which approval shall not be unreasonably withheld or delayed. Notwithstanding any assignment of the Transponder Services to a third party or the utilization of the Transponder Services by a third party under this Section 9, SEG shall remain responsible for the Service Fees provided for hereunder.

11.      Applicable Law.

         The existence, validity, construction, operation and effect of this Agreement shall be determined in accordance with and be governed by the laws of the State of Delaware.

12.      Entire Agreement.

         This Agreement (including all Appendices, Schedule and/or Exhibits hereto which are all hereby incorporated by reference) and the Management Agreement between the Company and SEG constitutes the entire agreement between the Parties concerning its subject matter, is intended as the complete and exclusive statement of the terms of the agreement between the parties, and supersedes all previous understandings, commitments, or representations whether written or oral, concerning its subject matter. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed only when executed by each party hereto.

I3.      Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and all such counterparts together shall constitute but one and the same instrument and shall become binding upon the parties only when executed by each party hereto.

14.      No Waiver.

         No waiver of any provision of this Agreement by either party shall be deemed to be a waiver of any other provision hereof, or of any subsequent similar breach or default by the other. All remedies hereunder shall be cumulative and not exclusive.

15.      Approvals and Authorizations.

         The obligation of the parties hereto shall be subject to obtaining and maintaining all necessary regulatory and other governmental approvals and authorizations. The parties agree to use their respective and, where applicable, collective best reasonable efforts to obtain promptly and maintain such approvals.

16.      Legal Compliance.

         16.1 The Parties hereto acknowledge and agree that this Agreement is subject to all applicable treaties, laws, regulations, and orders of any federal, state or local governmental authority in the United States of America having jurisdiction therefor, including without limitation, if applicable, the Federal Communications Act of 1934, as amended, and the rules, regulations, and orders of the Federal Communications Commission, (FCC), promulgated hereunder (collectively, "Rules and Regulations"). The performance of this Agreement by the Parties hereto is expressly contingent upon, and subject to, the obtaining an continuance of such approvals, consents, authorizations, licenses and permits from the FCC or any other federal, state or local governmental authority in the United States of America, as may be required or deemed necessary for the purposes thereof, and such terms and conditions as may be imposed thereon, including all applicable technical requirements of the common carrier owner of the Satellite, and the terms and provisions or any Federal Communications Commission Tariff that may become applicable during the Agreement term, an such tariffs as may be amended from time to time. If either Party is not in compliance with any applicable Rule or Regulations, (i) the other Party shall have the right to, at is option, to terminate this Agreement upon proper notice and an opportunity to cure, provided such non-compliance is capable of being cured, and (ii) the non-complying Party shall indemnify and save harmless the other Party from and against any liability, loss , damage or claim the other Party may suffer or incur as a result of such non-compliance.

         16.2 The Parties agree that the term of this Agreement shall suspend and abate for that period of time during the term hereof, that there remains in effect any determination or directive whatsoever by any international, federal, state or local government agency or authority, to the effect that the distribution of the signals or the utilization of the Transponder is in violation of (or inconsistent with) any applicable international, federal, state or local statute, law, regulation, rule, or directive. Either Party in its sole discretion upon issuance of proper notification to the other Party, may terminate this Agreement upon any such suspension and/or abatement.

17.       Relationship of Parties.

         It is expressly understood and agreed that the execution and performance of this Agreement shall not be construed to create a relationship between the Parties as partners, joint ventures, or as principal and agent. Neither Party shall have any authority to bind the other in any fashion.

18.      Termination.

         Notwithstanding anything to the contrary contained herein, either Party shall have the right to terminate this Agreement if:

         18.1 A court having appropriate jurisdiction shall enter a decree or order for relief in respect of the other Party in an involuntary case under Title 11 under the United States Code entitled "Bankruptcy" (as now or hereafter in effect, or any successor thereto, the "Bankruptcy Code"), or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the other Party under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; a decree or order of a court having jurisdiction in the premises shall be entered for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the other Party or over all or substantially all of its property; the other Party shall make a general assignment for the benefit of creditors; or the involuntary appointment shall occur of an interim receiver, trustee or other custodian of the other Party for all or substantially all of its property; and, in the case of any event described in this clause (ii), such event shall continue for sixty (60) days unless dismissed, bonded or discharged; or

         18.2 An order for relief shall be entered with respect to the other Party in, or the other Party shall commence, a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law nor or hereafter in effect; or the other Party shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or substantially all of its property; or the other Party shall make a general assignment for the benefit of creditors.

         18.3 The other Party materially breaches its obligations under this Agreement, and such breach has not been cured within five (5) business days of written notification.

         18.4 If Spice (i) defaults in the payment of the fees under the Service Agreement , (ii) materially breaches Spice's covenant of quiet enjoyment outlined under Section 1.2 herein; or (iii) fails to provide the Priority
Restoration Service, SEG shall be entitled, among its other remedies, to terminate this Agreement immediately and to receive liquidated damages of $300,000.

         18.5 SEG shall have the absolute right to terminate this Agreement and, upon termination by SEG, neither SEG nor Spice will have any further liability hereunder (i) if there is a termination or cancellation by AT&T of the services provided under the Service Agreement for the Transponder or (ii) AT&T pre-empts SEG's use or access to the Transponder; (iii) the Transponder Services do not meet the Performance Specifications.

         18.6 SEG shall have the right to terminate this Agreement, which termination shall become effective on the 90th day following delivery of notice of such termination to Spice or such earlier date as is mutually agreed to by the Parties.

19.      Specific Performance.

         SEG, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Transponder Services Agreement. Spice agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

20.      Time.

         Time is of the essence of this Agreement.

21.      Severability.

         In the event any provision or portion of this Agreement shall be deemed invalid, canceled, or unenforceable, the remaining rights and obligations of the Parties under this Agreement shall remain in full force and effect and shall be construed and enforced accordingly.

22.      Confidentiality.

         Each Party agrees that this Agreement and all information contained herein shall be used only for the purposes of this Agreement , and, for a period of one (1) year following the termination of this Agreement, shall not be disclosed by such party, its agents or employees except as may be necessary by reason of regulatory requirements beyond the reasonable control of the disclosing party. The obligations set forth in this Section shall survive any termination of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers.

SPICE ENTERTAINMENT
    COMPANIES, INC.
536 Broadway, 7th Floor
New York, New York  10012
United States of America

     /s/ J. Roger Faherty                    February 7, 1997
By: ______________________________          ______________________________
    J. Roger Faherty, Chairman,             Date
    Chief Executive Officer
    and President                            /s/ Daniel J. Barsky
                                            ______________________________
                                            Witness


SPECTOR ENTERTAINMENT
    GROUP, INC.
6349 Palomar Oaks Court
Carlsbad, California  92009
United States of America

    /s/Edward M. Spector                     February 7, 1997
By: ______________________________          ______________________________
    Edward M. Spector, Chairman             Date
    and Chief Executive Officer
                                            /s/  Isaura Pacheco
                                            ______________________________
                                            Witness